Exhibit 31.4

Certification of Principal Financial Officer

pursuant to

Exchange Act Rules 13a-14(a) and 15d-14(a),

as adopted pursuant to

Section 302 of the Sarbanes-Oxley Act of 2002

I, Sonalee Parekh, certify that:

1.	I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q of RingCentral, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Sonalee Parekh
Sonalee Parekh
Chief Financial Officer
(Principal Financial Officer)

Date: November 14, 2022